Exhibit 10.44

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SCHEDULE

to the

ISDA MASTER AGREEMENT

This is the Schedule to that certain ISDA Master Agreement dated as of July 8, 2004 between Banknorth, N.A. (“Party A”) and Brookstone Company, Inc., a New Hampshire Corporation (“Party B”).

PART 1

Termination Provisions

In this Agreement:

(A) “Specified Entity” means “affiliates” in relation to Party A and to Party B.

(B) “Specified Transaction” will have the meaning specified in Section 12 of this Agreement.

(C) The “Cross-Default” provisions of Section 5(a)(vi) of this Agreement will apply to Party A and to Party B.

“Specified Indebtedness” means, with respect to Party B, any indebtedness owed by Party B to Party A under that Real Estate Promissory Note dated August 24, 2004 (as amended, supplemented or modified the “Note”); and with respect to Party A such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A 3% of shareholders’ equity and with respect to Party B any Specified Indebtedness; provided that with respect to obligations owed by Party B to Party A and its affiliates the Threshold Amount shall mean $0.

“Shareholders’ Equity” means, with respect to an entity, at any time, the sum (as shown in its most recent annual audited financial statements) of (i) its capital stock (including preferred stock outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(D) The “Credit Event Upon Merger” provisions of Section 5(b)(ii) of this Agreement will apply to Party A and to Party B.

(E) The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to Party A or to Party B.

(F) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement: (i) Market Quotation will apply and (ii) Second Method will apply.

(G) Additional Termination Event will apply. The following shall constitute an Additional Termination Event for which Party B shall be the sole Affected Party:

(i) Party B has repaid all amounts owed to Party A under the Note and Party A has no further obligation to provide any additional credit extension to Party B under that Real Estate Loan Agreement by and between Party A and Party B dated August 24, 2004 (as amended, supplemented or modified, the “Loan Agreement”).

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PART 2

Agreement to Deliver Documents

For the purposes of Section 4(a) of this Agreement, the parties agrees that the following documents will be delivered:

Party Required to Deliver Document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party B	Resolution adopted by the Board of Directors, certified by the Secretary or an Assistant Secretary, authorizing the execution, delivery and performance of this Agreement and each Confirmation	Concurrent with the execution of this Agreement and upon request with respect to Confirmations	Yes

Party B	Specimen signature certificate of the Secretary or an Assistant Secretary, setting out names and specimen signatures of each person or persons authorized on behalf of the party to execute and deliver this Agreement and each Confirmation	Concurrent with the execution of this Agreement and upon request with respect to Confirmations	Yes

Party B	The Credit Support document(s), if any, listed in Part 3, Section (C)	Concurrent with the execution of this Agreement	Yes

Party B	IRS Form W-9, or any successor form thereto	Concurrent with the execution of this Agreement, promptly upon reasonable demand by Party A and promptly upon learning that any such form previously provided by Party B has become obsolete or incorrect.	Yes
Party B and Credit Support Provider of Party B	Such other documents as Party A may reasonably request in connection with each transaction.	Promptly upon request.	Yes

PART 3

Miscellaneous

(A) Addresses for Notices. For the purpose of Section 10(a) of this Agreement:

Address for notices or communications to Party B:

Address:	Brookstone Company, Inc.
One Innovation Way
Merrimack, NH 03054
Fax No.: 603-577-8002
Phone No.: 603-577-8012
Attention: Thomas Moynihan

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Address for notices or communications to Party A:

Address:	Banknorth, N.A.
Two Portland Square
P.O. Box 9540
Portland, ME 04112-9540
Fax No.: (207) 761-8686
Phone No.: (207) 756-6895
Attention: Swap Documentation Group

Any notice, demand or other communication to be provided by Party A pursuant to this Agreement (including, without limitation, any notice, demand or communication pursuant to Section 6(a) or Section 6(b)(iii) of this Agreement) shall be sent to the address of Party B provided in this Part 3(A) notwithstanding the death of Party B, the adjudication of Party B as incompetent or the appointment of a guardian with respect to the affairs of Party B. Any failure by Party B or any guardian, conservator, executor, administrator or other similarly appointed person to receive any such notice, demand or communication shall in no way abrogate, invalidate or otherwise affect the validity or enforceability of the notice, demand or communication or the matters set forth therein, including, without limitation, the designation of an Event of Default, Termination Event, Early Termination Date or any other such matter.

(B) Calculation Agent. The Calculation Agent is Party A. No failure by Party A to perform any duties of the Calculation Agent under this Agreement shall be construed as an Event of Default under this Agreement.

(C) Credit Support Document. The following are Credit Support Document(s) with respect to Party B:

(i) The Real Estate Loan Agreement between Party A and Party B dated August 24, 2004, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time.

(ii) The Real Estate Promissory Note between Party A and Party B dated August 24, 2004, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time.

(iii) The Mortgage and Security Agreement between Party A and Party B dated August 24, 2004, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time.

Party B agrees that the collateral securing the obligations of Party B to Party A described in the Credit Support Document(s) shall also secure the obligations of Party B to Party A under this Agreement. The obligations of Party B to Party A under this Agreement shall rank pari-passu with all other obligations described in the Credit Support Document(s).

The Credit Support Document(s) (as amended from time to time) are incorporated herein and form a part of this Agreement to the extent that such Credit Support Document(s) relate to the Transactions governed by this Agreement.

(D) Credit Support Provider.

       Credit Support Provider means in relation to Party A: None.

       Credit Support Provider means in relation to Party B: None.

(E) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

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(F) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to the Transactions.

(G) “Affiliate” will have the meaning specified in Section 12 of this Agreement and shall exclude any broker/dealer affiliates with respect to Party A.

PART 4

Other Provisions

(A) Confirmations. Notwithstanding anything to the contrary in this Agreement:

(i) The parties hereto agree that with respect to each Transaction hereunder a legally binding agreement shall exist from the moment that the parties hereto agree on the essential terms of such Transaction, which the parties anticipate will occur by telephone.

(ii) For each Transaction Party A and Party B agree to enter into hereunder, Party A shall promptly send to Party B a Confirmation, substantially in the form of Exhibit I setting forth the terms of such Transaction. Party B shall execute and return the Confirmation to Party A or request correction of any error within five Business Days of receipt. Failure of Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation of such terms.

(B) Definitions. For each Transaction (unless otherwise specified in the relevant Confirmation for that Transaction) all provisions of the 2000 ISDA Definitions (as published by the International Swaps & Derivatives Association, Inc.), including the Annex to the 2000 ISDA Definitions, are hereby incorporated by this reference into this Agreement and shall form a part hereof as if set forth in full herein.

(C) Notice of Event of Default. Each party agrees, upon learning of the occurrence of any event or commencement of any condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default with respect to that party, promptly to give the other party notice of such event or condition.

(D) Additional Representations. Section 3 of this Agreement is hereby amended by adding at the end thereof the following subsections (e) through (i):

“(e) Eligible Contract Participant. It is an “eligible contract participant” as that term is defined in Section 1(a)(12) of the Commodity Exchange Act (7 U.S.C. 1(a)(12)) and was not formed solely for the purposes of constituting an “eligible contract participant.”

“(f) Line of Business. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.”

“(g) No Agency. It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).”

“(h) Creditworthiness. The economic terms of this Agreement, and Credit Support Document to which it is a party, and each Transaction have been individually tailored and negotiated by it, and the creditworthiness of the other party was a material consideration in its entering into or determining the terms of this Agreement, such Credit Support document, and such Transaction.”

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“(i) Party B makes the following representation (which shall be deemed repeated on any date on which any Transactions under this Agreement are outstanding):

it is a corporation organized under the laws of the State of New Hampshire and agrees to provide Party A with an IRS Form W-9 (or successor form) upon execution and delivery of the Agreement; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any Form W-9 (or successor form) previously provided has become obsolete or incorrect.”

(E) Right of Setoff. Section 6 of this Agreement is amended by adding the following new Section 6(f):

“(f)	Set-off. Any amount (the “Early Termination Amount”) payable under Section 6(e) by one party (“Party X”) or its Affiliates to other party that is either the Defaulting Party or the one Affected Party (“Party Y”), will, at the option of Party X (and without prior notice to Party Y), be reduced by its set-off against any amount(s) (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by Party Y to Party X or its Affiliates (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between Party X and its Affiliates and Party Y or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). Party X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by Party X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

If an obligation is unascertained, Party X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(F) Inconsistency Among Definitions or Provisions. In the event of any inconsistency between the definitions or provisions in any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation (with respect only to definitions in such Confirmation; provided, however, that other provisions in a Confirmation will govern over inconsistent provisions in the following documents to the extent that such Confirmation explicitly states its intent to modify the following documents); (ii) the Schedule to the ISDA Master Agreement; (iii) the ISDA Master Agreement; and (v) the 2000 Definitions.

(G) Incorporation by Reference of Terms of the Loan Agreement. The covenants, terms and provisions of, including all representations and warranties of Party B contained in the Loan Agreement, as in effect as of the date of this Agreement, are hereby incorporated by reference in, and made part of, this Agreement to the same extent as if such covenants, terms, and provisions were set forth in full herein. In the event of any inconsistency between the covenants, terms and provisions of the Loan Agreement and this Agreement, the covenants, terms, and provisions of the Loan Agreement shall govern. Party B hereby agrees that, during the period commencing with the date of this Agreement through and including such date on which all of Party B’s obligations under this Agreement are fully performed, Party B will observe, perform, and fulfill each and every such covenant, term, and provision applicable to Party B, as such covenants, terms, and provisions, may be amended from time to time after the date of this Agreement with the consent of Party A. Subject to Part 1(G)(i) of this Agreement, in the event the Loan Agreement terminates or becomes no longer binding on Party A prior to the termination of this agreement and any Transactions outstanding hereunder, such covenants, terms, and provisions (other than those requiring payments in respect of amounts owned under the Loan Agreement) will remain in force and effect for purposes of this Agreement as though set forth in full herein until the date on which all of Party B’s obligations under this Agreement are fully performed and this Agreement is terminated.

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(H) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(I) WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY TRIAL OR LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY TRANSACTION OR THIS AGREEMENT.

(J) No Reliance. In connection with the negotiation of and entering into this Agreement, any Credit Support Document and each Transaction (i) the other party hereto is not acting as a fiduciary or a financial or investment advisor for it; (ii) it is not relying upon any advice, counsel or representations (whether written or oral) of the other party hereto other than the representations expressly set forth in this Agreement, in such Credit Support Document and in any Confirmation; (iii) the other party hereto has not given to it any advice or counsel as to the expected or projected success, return, performance, result, consequence or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Agreement, such Credit Support Document or such Transaction; (iv) it has consulted with its own legal, regulatory, tax, business, investment financial and accounting advisors to the extent it has deemed necessary and has made its own investment, hedging, and trading decisions (including decisions regarding the suitability of such Transaction pursuant to this Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party hereto; (v) it has determined that the rates, prices, or amounts and other terms of such Transaction in the indicative quotations (if any) provided by the other party hereto reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arms length negotiations between the parties; (vi) it is entering into this Agreement, such Credit Support Document and such Transaction with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (vii) it is a sophisticated investor.

(K) Events of Default. Section 5 of this Agreement is hereby amended as follows:

(i) Credit Support Default. Section 5(a)(iii) of this Agreement is hereby amended by the addition of “or if there is no applicable grace period, one Local Business Day after notice of such failure is given to the party or Credit Support Provider (as the case may be)” after “elapsed” in the fourth line thereof.

(ii) Bankruptcy. Section 5(a)(vii) of this Agreement is hereby amended by the substitution of “60” for “30” in the thirteenth line thereof.

(L) Escrow. If by reason of the time difference between the cities in which payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instruction (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it in escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient’s failure to make the escrow deposit it is required to make hereunder in a timely fashion.

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IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

“Party A”		“Party B”

BANKNORTH, N.A.		Brookstone Company, Inc.

By:	David Strouse	By:
Title:	VP, Treasury	Title:
Date:		Date: